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blankrome.com

October 25, 2024

The Board of Directors
Gold Flora Corporation
3165 Red Hill Avenue
Costa Mesa, CA 92626

Ladies and Gentlemen:

We have acted as counsel to Gold Flora Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (“Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration for resale, under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), by the entity named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 235,775,194 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which are comprised of shares issuable upon the conversion of the senior secured promissory note issued by the Company to J.J. Astor & Co. on August 28, 2024 (the “Note”) under certain circumstances pursuant to a Loan Agreement by and between the Company and the Selling Stockholder dated as of August 27, 2024 (the “Loan Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Note; (iii) the Loan Agreement and all exhibits thereto; (iv) resolutions adopted by the Board of Directors of the Company (the “Board”); (v) the certificate of incorporation of the Company (the “Certificate of Incorporation”); (vi) the bylaws of the Company (the “Bylaws”); and (vii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. We have also assumed that the Company will, at the time of any issuance of the

Blank Rome LLP | blankrome.com

October 25, 2024

Conversion Shares, have a sufficient number of authorized but unissued shares of Common Stock pursuant to its Certificate of Incorporation to so issue the relevant number of Conversion Shares and such Conversion Shares will be issued for not less than the par value of the Common Stock.

Based upon the foregoing, it is our opinion that the Conversion Shares have been duly and validly authorized for issuance and, when issued by the Company and delivered by the Company upon the valid conversion of the Note, in accordance with and in the manner described in the Registration Statement, the Note and the Loan Agreement , the Conversion Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement relating to the resale of the Conversion Shares. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                        Very truly yours,

                        /s/ BLANK ROME LLP

                        BLANK ROME LLP